UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2022

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 25, 2022, Summit Therapeutics Inc. (the “Company”) issued a press release announcing the approval of the Board of Directors of the Company (the “Board”) of a rights offering to its stockholders of record as of the close of business on February 4, 2022. The rights offering will be made through the distribution of non-transferable subscription rights to purchase shares of the Company’s common stock, par value $0.01 (the “Common Stock”), at a price per share equal to the lesser of (i) $2.06 per share, the closing price of the Common Stock on January 21, 2022 or (ii) the volume weighted average price of the Common Stock for the ten consecutive trading days through and including the expiration date of the offering.

The rights offering will include an over-subscription right to permit each rights holder that exercises its basic subscription rights in full to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the offering. The availability of the over-subscription right will be subject to certain terms and conditions to be set forth in the offering documents. Robert W. Duggan, the Company’s Chairman of the Board and Chief Executive Officer, and the beneficial owner of approximately 70% of the Company’s issued and outstanding Common Stock prior to this rights offering, and Dr. Maky Zanganeh, the Company’s Chief Operating Officer, a member of the Board, and the beneficial owner of approximately 6.5% of the Company’s issued and outstanding Common Stock prior to this rights offering, have each indicated that they intend to participate in the rights offering, but have not indicated a minimum level of participation or made any formal binding commitment to participate. Assuming that the rights offering is fully subscribed, the Company expects to receive gross proceeds of up to $100 million, less expenses related to the rights offering.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated January 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: January 25, 2022	By:	/s/ Robert W. Duggan
Chief Executive Officer and Executive Chairman; Principal Executive Officer and Principal Financial Officer